                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                   ZILA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   ZILA, INC.
                              5227 NORTH 7TH STREET
                           PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                                December 5, 2001

      The 2001 Annual Meeting of Stockholders of Zila, Inc. (the "Company") will be held at the Scottsdale Hilton Resort, 6333 North Scottsdale Road, Scottsdale, Arizona 85250 on December 5, 2001, at 9:00 a.m., local time.

MATTERS TO BE VOTED ON:

         1. Election of seven directors to serve until the next annual meeting of shareholders and until their successors are elected;

         2. Ratification of the selection of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending July 31, 2002; and

         3. Consideration of any other matters that may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on October 31, 2001 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at this meeting or any adjournment of the meeting. The list of stockholders entitled to vote at this meeting is available at the offices of the Company, 5227 North 7th Street, Phoenix, Arizona 85014, for examination by any stockholder for any purpose related to the meeting during ordinary business hours during the ten days prior to the meeting.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Janice L. Backus

                                          Janice L. Backus
                                          Vice President and Secretary
Phoenix, Arizona
November 12, 2001

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

GENERAL INFORMATION..........................................................1

WHO CAN VOTE.................................................................1

VOTING BY PROXIES............................................................1

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS...................................1

HOW VOTES ARE COUNTED........................................................2

COST OF THIS PROXY SOLICITATION..............................................2

ATTENDING THE ANNUAL MEETING.................................................2

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?..............................2

WHO SHOULD I CALL IF I HAVE QUESTIONS?.......................................2

PROPOSALS....................................................................3

PROPOSAL NO. 1 -  ELECT SEVEN DIRECTORS......................................3

PROPOSAL NO. 2  -  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS............3

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS....................................5

      EXECUTIVE OFFICERS.....................................................7

ABOUT THE BOARD AND ITS COMMITTEES...........................................7

EXECUTIVE COMPENSATION.......................................................9

STOCK OPTION GRANTS.........................................................10

OPTION VALUE AS OF JULY 31, 2001............................................11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....................12

REPORT OF THE AUDIT COMMITTEE...............................................15

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT......................16

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................17

STOCK PRICE PERFORMANCE GRAPH...............................................18

PROPOSALS BY STOCKHOLDERS...................................................19

OTHER BUSINESS..............................................................19

ANNUAL REPORT...............................................................19

                                 PROXY STATEMENT


      This Proxy Statement is furnished to the Stockholders of Zila, Inc., a Delaware corporation (the "Company"), in connection with the Company's solicitation of proxies to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 5, 2001. The proxy materials were mailed on or about November 12, 2001 to stockholders (the "Stockholders") of record at the close of business on October 31, 2001 (the "Record Date").

      Your vote is very important. For this reason, the Board of Directors is requesting that you allow your Common Stock to be represented at the Annual Meeting by the persons who are named on the enclosed Proxy Card (the "Proxies"). "We," "our," "Zila," and the "Company" refer to Zila, Inc.

                               GENERAL INFORMATION

Who Can Vote         You are entitled to vote your Common Stock if our records
                     show that you held your shares as of October 31, 2001. At that date, 43,653,727 shares of Common Stock were outstanding and entitled to vote. Each share of Common
                     Stock is entitled to one vote on all matters on which Stockholders may vote. The enclosed Proxy Card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.


Voting by Proxies    If your Common Stock is held by a broker, bank or other
                     nominee (i.e., in "street name"), you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock by signing, dating and mailing the Proxy Card in the envelope provided. Of course, you can always come to the meeting and vote your shares in person. If you give us a proxy without giving specific voting instructions, your shares will be voted by the Proxies as recommended by the Board of Directors.

                     We are not aware of any other matters to be presented at the Annual Meeting except those described in this Proxy Statement. However, if any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, your Common Stock may be voted by the Proxies on the new meeting date as well, unless you have revoked your proxy instructions prior to that time.


How You May          You may revoke your proxy instructions by any of the
Revoke Your Proxy    following procedures:
Instructions
                         1.    Send us another signed proxy with a later date;
                         2. Send a letter to the Company's secretary revoking your proxy before your Common Stock has been voted by the Proxies at the meeting; or
                         3. Attend the Annual Meeting and vote your shares in person.

How Votes are        Inspectors of election will be appointed for the meeting.
Counted              The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Cost of this         We will pay the cost of this proxy solicitation, including
Proxy Solicitation   the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Common Stock. We will solicit proxies by mail. Proxies may also be solicited by personal interview, telephone, or telegraph. Georgeson Shareholder will serve as the Company's proxy solicitation agent. In such capacity, Georgeson Shareholder will assist in the distribution of proxy materials to beneficial owners of Common Stock and solicitation of votes at an estimated cost of $30,000 plus its reasonable out-of-pocket expenses. Stockholders who need additional material, have questions or need assistance in voting should contact our proxy solicitor, Georgeson
                     Shareholder, toll free at (866) 324-8868.

Attending the        If you are a beneficial owner of Common Stock held by a
Annual Meeting       broker or bank, you will need proof of ownership to be
                     admitted to the meeting. A recent statement or letter from a broker or bank showing your current ownership and ownership of the Company's shares on the record date are examples of proof of ownership. Although you may attend the meeting, you will not be able to vote your Common Stock held in street name in person at the meeting and will have to vote through your broker or bank.

                 WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?


Proposal 1:          The seven nominees for director who receive the most votes
Election of Seven    will be elected.  There is no cumulative voting in the
Directors            election of directors.  If you indicate "vote withheld"
                     for any nominee on your proxy card, your vote will not count for or against any nominee.

Proposal 2:          The affirmative vote of a majority of the shares of Common
Ratification of Stock entitled to vote and present at the Annual Meeting in Independent Public person or by proxy will be required to ratify the selection
Accountants          of independent auditors. If you indicate "vote withheld" on this proposal, it has the same effect as if you voted
                     "against" the proposal.


                     WHO SHOULD I CALL IF I HAVE QUESTIONS?

      If you have questions about the Annual Meeting, please call Janice L. Backus, our Vice President and Corporate Secretary, at (602) 266-6700. If you have any questions regarding voting, please contact Georgeson Shareholder toll free at (866) 324-8868.

                                    PROPOSALS

                     PROPOSAL NO. 1 - ELECT SEVEN DIRECTORS


Number of            An entire Board of Directors, consisting of seven
Directors to be      directors, is to be elected at the Annual Meeting. Each
Elected              Director elected will hold office until the next annual
                     meeting of stockholders and until his successor is elected and qualified. If any director resigns or otherwise is unable to complete his term of office, the Board will elect another director for the remainder of the resigning director's term.

Vote Required        The seven nominees receiving the highest number of votes
                     cast at the Annual Meeting will be elected. There is no cumulative voting in the election of directors.

Nominees of the      The Board has nominated the following individuals to serve
Board                on our Board of Directors for the following year:

                          Joseph Hines
                          Carl A. Schroeder
                          Michael S. Lesser
                          Curtis M. Rocca III
                          Christopher D. Johnson
                          Kevin J. Tourek
                          H. Richard Grisham

All of these nominees, except for H. Richard Grisham, are currently serving on the Board. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. See page 5 for information regarding each of the nominees listed above.

      We know of no reason why any of the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the Proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board.

                YOUR DIRECTORS RECOMMEND A VOTE FOR THE ELECTION
                   OF THE SEVEN NOMINEES UNDER PROPOSAL NO. 1.



         PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The principal independent public accounting firm utilized by us during the fiscal years ended July 31, 1994 through 2001 was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). Our Board of Directors has selected the Auditors to audit our financial statements the fiscal year ending July 31, 2002 and to perform other appropriate accounting services. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

      The Proxies will vote in favor of ratifying the selection of Deloitte & Touche LLP unless instructions to the contrary are indicated on the accompanying proxy form.

AUDIT FEES

      The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of our annual financial statements for the fiscal year ended July 31, 2001 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $120,000.

ALL OTHER FEES

      The aggregate fees billed by Deloitte & Touche for services other than described above under "Audit Fees" for the fiscal year ended July 31, 2001 were $109,000, including audit related services of $34,000 and non-audit related services of $75,000. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      We did not engage Deloitte & Touche to provide any information technology services during the fiscal year ended July 31, 2001.

               YOUR DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

                  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


      Information regarding the names, ages, positions with us, and business experience of each of the directors and nominees is set forth in the table below. Each director has served continuously with us since his first election as indicated below.


                                                               DIRECTOR
           NAME              AGE           POSITION(S)          SINCE

Joseph Hines                  73    Chairman of the Board,      1983
                                    President and Chief
                                    Executive Officer

Carl A. Schroeder (1)(2)      72    Director                    1984

Michael S. Lesser (2)         59    Director                    1995

Curtis M. Rocca III           39    Director                    1997

Christopher D. Johnson (1)    49    Director                    1999

Kevin J. Tourek (1) (2)       43    Director                    1999

H. Richard Grisham            56    Director                   Nominee


-------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee


Joseph Hines              Mr. Hines has served as our President and Chief
                          Executive Officer since 1983. From 1976 until 1983,
                          Mr. Hines owned and operated Desert Valley Companies,
                          Inc., a management consulting firm headquartered in Phoenix, Arizona. From 1966 until 1976, Mr. Hines served as Chief Executive Officer of several subsidiaries of Dart Industries, formerly Rexall Drug and Chemical Company.

Carl A. Schroeder         Mr. Schroeder is retired. From September 1991 to
                          August 1996, Mr. Schroeder was the President of Dixon
                          Capital Corp. Between 1982 and September 1991, Mr.
                          Schroeder was a private business consultant. Mr.
                          Schroeder was also a principal in certain mining, drilling and farming operations from 1987 to 1992.
                          From 1977 to 1982, he served as Chief Financial
                          Officer with a high technology division of the MEAD
                          Corporation. Mr. Schroeder received an engineering degree from MIT and an MBA degree from Harvard
                          Business School.

Michael S. Lesser         Mr. Lesser is the president of Dental Concepts LLC.
                          From 1994 to January 1999, Mr. Lesser was president of
                          T.V. Direct, Inc. Mr. Lesser also was the founder of Lesser & Roffe Company, a business development consulting company. Prior to founding Lesser & Roffe
                          Company, Mr. Lesser served as President of Ogilvy &
                          Mather Co., Inc. from 1989 to 1990, as Chairman and
                          Chief Executive Officer of Lowe Marschalk Co., Inc. (a subsidiary of Revlon) from 1980 to 1989, and as Executive Vice President and General Manager of
                          Norcliff Thayer, Inc. (a subsidiary of Interpublic) from 1973 to 1979.

Curtis M. Rocca III       Mr. Rocca is the Chief Executive Officer of Douglas,
                          Curtis & Allyn LLC, a business advisory firm. From
                          March 1998 to May 2001 Mr. Rocca was the Chief
                          Executive Officer and Director of Dental Partners,
                          Inc., a privately held dental practice consulting and management company. Mr. Rocca was President of the Zila Professional Products Group, having held this position following Zila's acquisition of Bio-Dental
                          Technologies Corporation in January 1997. Prior to the firm's acquisition by Zila, Mr. Rocca served as President, CEO and Chairman of Bio-Dental Technologies
                          Corporation. Mr. Rocca holds a B.A. in Economics from the University of California at Davis, where he graduated with honors. Mr. Rocca currently serves as a director of Pacific Grain Products, Inc., located in Woodland, California.

Christopher D. Johnson    Since 1995, Mr. Johnson has been a corporate finance
                          partner with Squire, Sanders & Dempsey, LLP, a law firm with over 500 attorneys and offices in nine major
                          U.S. cities, eight European capitals, Taipei and Hong
                          Kong. Mr. Johnson has served on the firm's five-member
                          Management Committee since 1997. From 1994 to 1995, he was a partner with the firm of Meyer, Hendricks, Victor, Osborn & Maledon, and before that he was a partner with the firm of Streich Lang. Mr. Johnson received a B.A. from Princeton University and a J.D.
                          from the University of Virginia.

Kevin J. Tourek           Mr. Tourek is Senior Vice President of Legal and Human
                          Resources for National Airlines, Inc., based in Las
                          Vegas, Nevada. National Airlines filed for bankruptcy protection under Chapter 11 in December 2000. It is currently operating under such protection. From 1987 to August 1998, Mr. Tourek was a partner with the law firm of Streich Lang in Phoenix, Arizona where his practice focused mainly on corporate securities and finance matters. Mr. Tourek received his B.A. from Michigan State University and a J.D. from the Ohio
                          State University College of Law.

H. Richard Grisham        Until his retirement in December 1999 Richard Grisham
                          was the Executive Vice President and Managing Director
                          - Health Care for Johnson Research and Capital. Mr.
                          Grisham is also the President and sole shareholder of RiCar Oil Company that was formed in January 1997.
                          From January 1997 to January 1999, he was the Chief
                          Operating Officer and Vice President - Commercial
                          Business for United Healthcare of the Midwest - HMO, one of the primary operating businesses of United
                          Health Group. From June 1995 to June 1996, he was the
                          President and Chief Operating Officer of Unity Health
                          System, a health care system comprised of several acute care hospitals in St. Louis, Missouri. Mr.
                          Grisham received a B.S. in Pharmacy from the University of Oklahoma College of Pharmacy and a M.H.A. (Masters in Health Administration) from the
                          Washington University School of Medicine.

                               EXECUTIVE OFFICERS

                          Information regarding the names, ages, positions with the Company, and business experience of the Company's Executive Officers is set forth below.

Bradley C. Anderson       Mr. Anderson, age 40, joined us as Vice President and
                          Treasurer in November 1996 and was named Chief
                          Financial Officer in January 1998. Prior to joining the Company, from 1985 to 1996, Mr. Anderson was employed by Deloitte & Touche LLP, most recently as an Audit Senior Manager, in which capacity Mr. Anderson provided auditing, planning, and other assistance and consulting to numerous privately and publicly held companies, including the Company. Mr. Anderson received his B.S. in Accountancy from Brigham Young
                          University. Mr. Anderson is a Certified Public
                          Accountant.

Janice L. Backus          Ms. Backus, age 52, has served as our Secretary since
                          April 1989 and in 1993 was named a Vice President of the Company. From 1983 until April 1989, Ms. Backus served as Assistant Secretary of the Company. Ms.
                          Backus has also served as the Assistant to the President since 1983. Prior to joining the Company, Ms. Backus held administrative and secretarial positions with the American Heart Association, Arizona
                          Division, BX International and Century Capital
                          Corporation.

Thomas M. Laughlin        Mr. Laughlin, age 55, is our former Executive Vice
                          President. He joined us in April 2000 as Vice
                          President and Chief Operating Officer. From May 2001 to his resignation on July 11, 2001 he was our Executive Vice President. Prior to joining the
                          Company, from 1997 to 2000, Mr. Laughlin was Senior
                          Vice President for Global New Business at Bayer, Inc.
                          He was responsible for developing new business opportunities for the global Consumer Care Division, with a focus on the North American Region. For ten years prior to his work at Bayer, Mr. Laughlin was employed by Pharmacia & Upjohn, Inc., most of that time serving as Corporate Vice President and General
                          Manager for the Consumer Products Division of Upjohn.
                          Mr. Laughlin has also served at Richardson-Vicks/
                          Procter & Gamble as Vice President Marketing in the
                          Personal Care Products Division and at Pfizer, Inc., as Group Marketing Director for the Consumer
                          Healthcare Division. Mr. Laughlin received an M.B.A.
                          from Boston University and a B.A. from Dartmouth
                          College.

                       ABOUT THE BOARD AND ITS COMMITTEES


The Board       The Company is governed by a Board of Directors and various committees which meet throughout the year. During the fiscal year ended July 31, 2001, our Board of Directors met four times. All other actions taken by the Board of Directors during the fiscal year ended July 31, 2001 were accomplished by means of unanimous written consent. During the period in which he served as director, each of the directors attended
                75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

Board           The Board has two principal committees, the Compensation
Committees      Committee and the Audit Committee.  The function of each of these committees is described below, along with the current membership and number of meetings held during the fiscal year ended July 31, 2001. The Company does not maintain a standing nominating committee or other committee performing similar functions.

Compensation    The Compensation Committee of the Board of Directors, which
Committee       met once during the fiscal year ended July 31, 2001,
                administers the Company's Stock Option Award Plan, reviews all aspects of compensation of the Company's officers and makes recommendations on such matters to the full Board of Directors.
                During the fiscal year ended July 31, 2001, there were three members of the Compensation Committee, Michael S. Lesser, Kevin
                J. Tourek and Carl Schroeder.

Audit           The Audit Committee, met five times during the fiscal year ended
Committee       July 31, 2001, makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. During the fiscal year ended July 31, 2001, there were three members of the Audit Committee, Carl A. Schroeder, Christopher D. Johnson and
                Kevin J. Tourek.

Director        Effective  December 7, 2000 non-employee members of the
Compensation    Company's Board of Directors receive compensation in the
                amount of $1,500 per meeting of the Board of Directors attended by such Director in person, and $500 per meeting of the Board of Directors attended by such Director by telephone. Directors receive $750 per meeting of any of the Committees of the Board that they attend in person and $500 per meeting that they attend by telephone. In 1989, the Board of Directors adopted and the stockholders approved the Company's Non-Employee Directors Stock
                Option Plan (the "Directors Plan"). Under the terms of the
                Directors Plan, immediately exercisable options to purchase
                2,500 shares of Common Stock are granted to each non-employee member of the Board of Directors on the third trading day following the day the Company publicly announces its year-end financial results for the immediately preceding fiscal year;
                provided, however, that options may not be granted to any non-employee director who, during the fiscal year immediately preceding the grant date, attended less than 75% of the Board meetings and committee meetings (if he is a member of such committee) held while he was a member of the Board of Directors.
                The per share price at which the options may be exercised is the average of the closing bid and asked prices of the Common Stock on the date of grant. The term of each option granted under the Directors Plan is five years from the date of grant. The Board may from time to time amend the Directors Plan in whole or in part in such respects as the Board may deem advisable, or may terminate the Directors Plan.

                On October 6, 2000 and September 21, 2001, each non-employee director serving on the Board was granted an option to purchase 2,500 and 5,000 shares, respectively, of Common Stock at a per share exercise price of and $3.08, and $1.865, respectively. As of September 21, 2001, options to purchase 92,089 shares of Common Stock granted under the Directors Plan have been exercised.

                             EXECUTIVE COMPENSATION

      The table below sets forth annual and long-term compensation for services in all capacities to us for the fiscal years ended July 31, 2001, 2000, and 1999 of the persons who were, at July 31, 2001: (i) the Chief Executive Officer and
(ii) our other executive officers (the "Named Officers") whose total annual salary and bonus exceeded $100,000.


                                                 Annual Compensation          Long-Term
                                                                            Compensation
                                                                            ------------

                                                                            Securities
Name and Principal Position        Fiscal                                    Underlying       All Other
                                    Year      Salary ($)       Bonus ($)     Options (3)   Compensation (1)
                                    ----      ----------       ---------     -----------   ----------------
Joseph Hines                          2001      $262,000        $26,681        40,000           $8,224
President, Chief Executive            2000       231,858         10,000        90,000            6,760
Officer and Director                  1999       207,826         20,000        25,000            3,417

Thomas M. Laughlin (2)                2001      $326,520        $27,859        50,000           $3,152
Executive Vice President              2000        86,041(2)         -         100,000              -
                                      1999             -            -             -                -

Bradley C. Anderson                   2001      $184,080        $18,876        25,000           $7,001
Vice President and Chief              2000       163,857         10,725        30,000            5,582
Financial Officer                     1999       147,008         15,600        25,000            2,439

Janice L. Backus                      2001      $147,096        $14,694        25,000           $5,031
Vice President and Corporate          2000       134,231          8,700        30,000            5,339
Secretary                             1999       120,223         12,600        25,000            1,992

---------------

(1)   Represents Company 401(k) plan matching contributions.

(2) Mr. Laughlin joined us in April 2000 and resigned on July 11, 2001. His salary in fiscal 2000 reflects that he was employed for only four months.

(3) The exercise price of all stock options granted were at least equal to the fair market values of the Company's Common Stock on the date of grant.

                               STOCK OPTION GRANTS


      The following Named Officers were granted stock options under the Company's Stock Option Award Plan during the fiscal year ended July 31, 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR


                       Individual Grants
                       -----------------
                                                                                           Potential Realizable
                                              % of Total                                     Value at Assumed
                      Number of Securities     Options                                        Annual Rates of
                           Underlying         Granted to       Exercise                         Stock Price
                             Option          Employees in       Price         Expiration     Appreciation for
Name                      Granted(1)(#)      Fiscal Year    (per share)(2)       Date          Option Term(3)
----                      -------------      -----------    --------------       ----          --------------
                                                                                            5% ($)      10% ($)
                                                                                            ------      -------
Joseph Hines                 40,000              11.3           $2.66          12/7/2010   $66,839     $169,383

Thomas M. Laughlin           50,000              14.1            2.27          3/19/2011    71,238      180,531

Bradley C. Anderson          25,000               7.0            2.66          12/7/2010    41,774      105,864

Janice L. Backus             25,000               7.0            2.66          12/7/2010    41,774      105,864

----------

(1) All options granted vest annually over a three-year period in equal one-third increments and vesting commences on the first anniversary date following the date of grant. All of the above options were granted on December 7, 2000, except for Mr. Laughlin's stock options, which were granted on March 19, 2001.

(2) All options were granted at the fair market value (the mean of the final closing bid and asked prices of the Common Stock on the NASDAQ) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) The potential realizable value is calculated based on the ten-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent the Company's estimated or projection of the future value of the Common Stock. Potential gains are reported net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment. The amounts reflected in the table may not necessarily be achieved.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 2001


      The following table sets forth information with respect to the exercise of stock options pursuant to the Company's Stock Option Award Plan during the fiscal year ended July 31, 2001 by the Named Officers.

                                                       Number of Securities           Value of Unexercised
                                                      Underlying Unexercised             In--the--Money
                                                            Options at                     Options at
                                                       Fiscal Year--End (#)            Fiscal Year End ($)
                                                       --------------------            -------------------
                        Shares
                      Acquired on       Value
Name                  Exercise(#)  Realized ($)(1)  Exercisable  Unexercisable  Exercisable(3)  Unexercisable(3)
----                  -----------  ---------------  -----------  -------------  --------------  ----------------
Joseph Hines             69,247        168,825        192,269       100,000           --               --


Thomas M. Laughlin           --             --         33,334       116,666           --               --


Bradley C. Anderson          --             --        215,000        45,000           --               --


Janice L. Backus         34,623         84,412        150,852        45,000           --               --

----------

(1) Represents the market value of the underlying securities on the date of exercise, minus the exercise price of the options.

(2) Options are considered to be exercisable if they could be exercised on or before July 31, 2001.

(3) Represents the difference between the bid and ask closing prices ($2.52) of the Company's Common Stock on July 31, 2001 and the exercise price of the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



What is our     Decisions on compensation of the Company's executive officers
Compensation    are made by the Compensation Committee of the Board of Directors
Philosophy?     (the "Committee").  Each member of the Committee is a
                non-employee director. The Committee is responsible for setting and administering the policies that govern both annual compensation and stock ownership programs. The Committee follows the belief that compensation should be based upon the following subjective principles:

                - Compensation programs should reflect and promote the Company's values, and reward individuals for contributions to the Company's success.

                - Compensation should be related to the value created for stockholders.

                - Compensation programs should integrate the long- and short-term strategies of the Company.

                - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

                - Stock ownership by management and stock-based compensation plans are beneficial in aligning the interests of management and the stockholders in the enhancement of stockholder value.

                Total compensation for each member of senior management is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size. We retained an outside consultant to advise us with respect to compensation matters. A report was prepared and presented to the Compensation Committee for consideration. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, and a cash bonus. Compensation for our executive officers is usually set by the Committee in December of each fiscal year. Due to the level of compensation received by the officers of the Company, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

Base Salary     Salary recommendations are submitted annually to the Committee by senior management. In evaluating such recommendations, the Committee takes into account management's efforts to improve net sales and expand the number of markets into which the Company's products are distributed and sold. The Committee also takes into account management's consistent commitment to our long-term success through the development of new and improved products, as well as management's innovative financing arrangements for the Company's marketing programs. Such efforts have permitted us to initiate marketing programs more extensive than what might not otherwise be available to a company of similar size and with similar resources.

                Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitment. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Committee does not assign any specified weight to the criteria it considers.

                Base salary recommendations are fixed at levels that the Committee believes are paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in similar business as the Company; however, no independent investigation of such levels has been conducted by the Committee. The Committee's recommendations are offered to the full Board of Directors. The Committee's recommendation is ultimately ratified, changed, or rejected by the full Board of Directors. In the past three fiscal years, the average annual salary increase for the Chief Executive Officer has been approximately 13.2%, and the average annual salary increase for other senior management has been approximately 18.6%.

Options The Committee administers the Company's Stock Option Award Plan (the "Award Plan"). All our employees are eligible to participate in the Award Plan. The exercise price of options granted under the Award Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Committee are based upon the Committee's evaluation of the same factors described above under "Base Salary." The Committee also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to all employees of the Company, including the Chief Executive Officer and senior management. During the fiscal year ending July 31, 2001, the Committee granted options representing 354,800 shares of Common Stock under the Award Plan.

Bonus Senior management bonus compensation is paid under the Company's Incentive Bonus Plan (the "Plan"). The Plan was adopted by the Board of Directors and the Committee during fiscal year 1993. Bonuses awarded under the Plan may not exceed 30% of a senior manager's annual base salary. The components which are considered under the terms of the Plan are the Company's net sales and sales volume and the job performance. Each member of senior management is eligible for a bonus of up to 15% of the member's base salary if the Company's annual net profits improve by 25% over the prior year and a bonus of up to 7.5% of the senior manager's base salary if the Company's annual sales volume increases by more than 75% over the prior year. Performance components of the senior manager's bonus may be as great as 7.5% of the senior manager's annual base salary and are based upon subjective criteria.

Chief           Mr. Hines has served as our President and Chief Executive
Executive       Officer since 1983.  As Chief Executive Officer, Mr. Hines
Officer         receives a base salary as well as stock options under the Award
                Plan and is eligible to participate in the Plan. In February
                1997, Mr. Hines employment agreement ceased to be of any further effect; however, Mr. Hines will continue as the President and Chief Executive Officer of the Company. The Committee's evaluation process of the Chief Executive Officer's compensation is comprised of the same components that are utilized in evaluating other members of senior management. Mr. Hines' current base salary was set at the 2000 Annual Meeting of the Board of Directors. During the fiscal year ended July 31, 2001, the

                Committee granted Mr. Hines options to purchase a total of 40,000 shares of the Company's Common Stock under the Award Plan. All the options were granted at fair market value, vest annually over a three-year period, and will expire ten years after the date of grant.

                                                Compensation Committee

                                                Michael S. Lesser, Chairman
                                                Kevin J. Tourek
                                                Carl Schroeder

                          REPORT OF THE AUDIT COMMITTEE

      The Committee is responsible for the oversight of the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting, and the independence and performance of the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America, and discuss with us any issues they believe should be raised with us.

      The Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of it financial reporting. The Committee discusses these matters with the Company's independent auditors. The Committee regularly meets privately with the independent auditors.

      The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to the Company that may interfere with their independence from the Company and its management. As a result, each Director who serves on the Committee is "independent" as required by NASDAQ listing standards.

      This year, the Committee reviewed and discussed the Company's financial statements with management and Deloitte & Touche, LLP ("Deloitte & Touche"), the Company's independent auditors. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The Committee has considered the non-audit services provided by Deloitte & Touche during fiscal 2001 and determined that the provision of these services do not impact the firm's independence from the Company.

      The Committee has received from and discussed with Deloitte & Touche the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, the Committee recommends to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2001.

                                    AUDIT COMMITTEE

                                    Christopher D. Johnson, Chairman
                                    Kevin J. Tourek
                                    Carl Schroeder

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

      The following table sets forth, as of September 28, 2001, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each director of the Company, (c) each of the Named Officers, (d) each nominee for Director, and (e) all our directors, executive officers and nominee as a group. The address of each stockholder listed below is c/o Zila, Inc., 5227 North 7th Street, Phoenix, Arizona 85014-2800.


NAME AND ADDRESS OF                   SHARES BENEFICIALLY      PERCENT OF COMMON
BENEFICIAL OWNER                              OWNED                  STOCK
----------------                              -----                  -----
Joseph Hines                              1,215,905(1)                2.8%

Thomas M. Laughlin(2)                        33,334                     *

Janice L. Backus                            261,733(3)                  *

Bradley C. Anderson                         216,430(4)                  *

Carl Schroeder                               32,500(5)                  *

Michael S. Lesser                            17,500(6)                  *

Curtis M. Rocca III                          56,039(7)                  *

Christopher D. Johnson                       10,000(8)                  *

Kevin J. Tourek                              10,500(9)                  *

H. Richard Grisham(10)                       82,000                     *

All officers, directors                   1,935,941                   4.4%
and nominee as a group
(10 persons)(11)

----------

*    Represents less than 1%.

(1) Includes 192,269 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(2)  Mr. Laughlin resigned as an officer on July 11, 2001.

(3) Includes 150,852 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(4) Includes 215,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(5) Includes 17,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(6) Includes 17,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(7) Includes 12,500 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(8) Includes 10,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(9) Includes 10,000 shares of Common Stock which are subject to unexercised options that were exercisable on September 28, 2001 or within 60 days thereafter.

(10) Nominee for election to the Board of Directors.

(11) Includes the shares of Common Stock subject to the options described above.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Officers, directors and greater than 10% stockholders are required by Exchange Act regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms were required for such persons, we believe that during the fiscal year ended July 31, 2001 its officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.

                          STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the cumulative total return of the Company's Common Stock with the NASDAQ stock market index (U.S. companies) and the NASDAQ pharmaceutical index from July 31, 1996 to July 31, 2001.

ZILA INC

                                                                Cumulative Total Return
                             ---------------------------------------------------------------------------------------------
                                 7/96             7/97             7/98             7/99             7/00             7/01
ZILA, INC.                     100.00            94.35            80.65            43.95            50.00            32.65
NASDAQ STOCK MARKET (U.S.)     100.00           147.54           173.63           248.14           353.37           189.71
NASDAQ PHARMACEUTICAL          100.00           116.86           117.18           182.95           347.82           289.92

                            PROPOSALS BY STOCKHOLDERS

      Any Stockholder proposal that is intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than July 15, 2002, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                 OTHER BUSINESS

      The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                  ANNUAL REPORT

      The Company's Annual Report with certified financial statements for the fiscal year ended July 31, 2001 accompanies this Notice and Proxy Statement and was mailed to all shareholders of record on or about November 12, 2001. Any exhibit to the Annual Report will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of the Company's Common Stock on October 31, 2001.


                                    By Order of the Board of Directors,


                                    /s/ Janice L. Backus
                                    ------------------------------------
                                    Janice L. Backus
                                    Vice President and Secretary

Phoenix, Arizona

                                                                       Exhibit A

                                   ZILA, INC.
                             AUDIT COMMITTEE CHARTER

GENERAL

The Audit Committee is a three-member committee of the Board of Directors comprised of independent directors of the company as defined by Nasdaq. All directors must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities of the financial reporting process by reviewing the following areas and recommending appropriate action, when necessary, to Management and/or the Board of Directors: (1) financial information which will be provided to shareholders and others, (2) the systems of internal control which Management and the Board of Directors have established, and (3) the audit process. The Audit Committee is responsible to the Board of Directors and reports regularly to them on the activities of the Committee. For a portion of each meeting, the Committee may meet with the Company's management, Chief Financial Officer, Controller and independent auditors, either collectively or individually, as warranted, and a portion of each meeting may be restricted to Committee members only.

AUDIT COMMITTEE DUTIES AND RESPONSIBILITIES

1. Review and recommend to the Board of Directors the independent auditors selected/retained to audit the financial statements of the company. In so doing, the Committee will discuss and consider the auditor's independence, will discuss the nature and rigor of the audit process and will provide an open avenue of communication between the independent auditors and the Committee.

2. Inquire of management and independent auditors about significant possible risks or exposures to the Company and assess the steps management has taken to minimize such risks and exposures.

3. Consider and review with financial management and independent auditors, the adequacy of the Company's internal controls including computerized management information systems and security, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4. Meet with the independent auditors to review the scope and fees of the annual audit and, at the conclusion of the audit, review the audit results, including any comments and recommendations included in the independent auditors' management letter.

5. Review quarterly and annual financial information with financial management and the independent auditors prior to filing with the Securities and Exchange Commission.

6. Review with the independent auditors the types and extent of management advisory services that management has engaged the independent auditing firm to perform.

7. Review any matters brought to the Committee's attention regarding financial, ethical, or legal matters.

8. Annually review the Audit Committee Charter and recommend changes to the Board of Directors.

                                   ZILA, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints JOSEPH HINES, JANICE L. BACKUS and BRADLEY C. ANDERSON, or any of them acting in the absence of the others, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of ZILA, INC. (the "Company") to be held at the Scottsdale Hilton Resort, 6333 N. Scottsdale Road, Scottsdale, Arizona 85250 on December 5, 2001, at 9:00 a.m., local time, and any adjournments thereof, and to vote the shares of Common Stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

     Proposal No. 1: Elect seven directors to the Company's Board to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     Nominees: JOSEPH HINES, CARL A. SCHROEDER, MICHAEL S. LESSER, CURTIS M.
               ROCCA III, CHRISTOPHER D. JOHNSON, KEVIN J. TOUREK AND H. RICHARD GRISHAM

     ________ VOTE for all nominees except those whose names are written on the line provided below (if any).

     --------------------------------------------------------------------------

     ________  VOTE WITHHELD on all nominees

     Proposal No. 2: Ratify the selection of Deloitte & Touche LLP as the independent public accounting firm for the Company for the fiscal year ending July 31, 2002.
(Mark only one)

_____  VOTE FOR          _______ VOTE AGAINST    _______ VOTE WITHHELD

        PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy will be voted in accordance with the directions indicated herein. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF ALL NOMINEES LISTED HEREIN, FOR APPROVAL OF THE PROPOSALS LISTED HEREIN AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.

DATED: ___________, 2001

                                        _______________________________________
                                        (Signature)



                                        _______________________________________
                                        (Signature)


                                        When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.